Exhibit 99.1

One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.Amgen.com

News Release

AMGEN RESPONDS TO FTC ACTION RE: PROPOSED

ACQUISITION OF HORIZON THERAPEUTICS

THOUSAND OAKS, Calif. (May 16, 2023) – Amgen (NASDAQ:AMGN) today issued the following statement in response to the U.S. Federal Trade Commission’s (FTC) complaint seeking to block the company’s proposed acquisition of Horizon Therapeutics plc:

“Amgen is disappointed by the FTC’s decision and remains committed to completing this acquisition, which will bring significant benefits to patients suffering from very serious rare diseases in the U.S. and around the world.

We have been working cooperatively over the past several months to address the questions raised by the FTC’s investigative staff and believe we have overwhelmingly demonstrated that this combination poses no legitimate competitive issues.

The medicines offered by Amgen and Horizon generally treat different diseases and patient populations, and there are no overlaps of competitive concern. The FTC’s claim that Amgen might “bundle” these medicines (offer a multi-product discount) at some point in the future is entirely speculative and does not reflect the real world competitive dynamics behind providing rare-disease medicines to patients. And we committed that we would not bundle the Horizon products raised as issues; however, the Commission still decided to pursue this path. Furthermore, we are unaware of any prior acquisition that has been blocked under a bundling theory.

We firmly believe in the benefits of this acquisition and intend to work with the court on a schedule that would allow the transaction to close by mid-December.”

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A

AMGEN RESPONDS TO FTC ACTION RE: PROPOSED ACQUISITION OF HORIZON THERAPEUTICS

biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

Amgen is one of the 30 companies that comprise the Dow Jones Industrial Average and is also part of the Nasdaq-100 index. In 2022, Amgen was named one of the “World’s Best Employers” by Forbes and one of “America’s 100 Most Sustainable Companies” by Barron’s.

For more information, visit Amgen.com and follow us on Twitter, LinkedIn, Instagram, TikTok and YouTube.

Amgen Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including any statements on the outcome, benefits and synergies of collaborations, or potential collaborations, with any other company (including BeiGene, Ltd., Kyowa-Kirin Co., Ltd., or any collaboration to manufacture therapeutic antibodies against COVID-19), the performance of Otezla® (apremilast) (including anticipated Otezla sales growth and the timing of non-GAAP EPS accretion), the Five Prime Therapeutics, Inc. acquisition, the Teneobio, Inc. acquisition, the ChemoCentryx, Inc. acquisition, or the Horizon acquisition (including the prospective performance and outlook of Horizon’s business, performance and opportunities and any potential strategic benefits, synergies or opportunities expected as a result of such acquisition), as well as estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes, effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business, outcomes, progress, and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and current reports on Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory,

AMGEN RESPONDS TO FTC ACTION RE: PROPOSED ACQUISITION OF HORIZON THERAPEUTICS

clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products, including our devices, after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities, including in Puerto Rico, and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. An outbreak of disease or similar public health threat, such as COVID-19, and the public and governmental effort to mitigate against the spread of such disease, could have a significant adverse effect on the supply of materials for our manufacturing activities, the distribution of our products, the commercialization of our product candidates, and our clinical trial operations, and any such events may have a material adverse effect on our product development, product sales, business and results of operations. We rely on collaborations with third parties for the development of some of our product candidates and for the commercialization and sales of some of our commercial products. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates or development of new indications for existing products cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate or development of a new indication for an existing product will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to collaborate with or acquire other companies, products or technology, and to integrate the operations of companies or to support the products or technology we have acquired, may not be successful. There can be no guarantee that we will be able to realize any of the strategic benefits, synergies or opportunities arising from the Horizon acquisition, and such benefits, synergies or opportunities may take longer to realize than expected. We may not be able to successfully integrate Horizon, and such integration may take longer, be more difficult or cost more than expected. A breakdown, cyberattack or information security breach of our information technology systems could compromise the confidentiality, integrity and availability of our systems and our data. Our stock price is volatile and may

AMGEN RESPONDS TO FTC ACTION RE: PROPOSED ACQUISITION OF HORIZON THERAPEUTICS

be affected by a number of events. Our business and operations may be negatively affected by the failure, or perceived failure, of achieving our environmental, social and governance objectives. The effects of global climate change and related natural disasters could negatively affect our business and operations. Global economic conditions may magnify certain risks that affect our business. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all.

The directors of Amgen accept responsibility for the information contained in this announcement. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement is in accordance with the facts and does not omit anything likely to affect the import of such information.

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CONTACT: Amgen, Thousand Oaks

Jessica Akopyan, 805-440-5721 (media)

Arvind Sood, 805-447-1060 (investors)